RYDER SCOTT COMPANY
      PETROLEUM ENGINEERS                                 FAX:  (303) 623-4258
      600 SEVENTEENTH STREET         SUITE 900N         DENVER, COLORADO 80202
                                                      TELEPHONE (303) 623-9147




                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use of our report dated April 20, 1998, in the registration statement on Form S-1 filed by EuroGas, Inc., including the discussion of such report in the registration statement and any references made to us as a result of such use.

                                          Very truly yours,

                                          /s/ Ryder Scott Company
                                              Petroleum Engineers

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS


Denver, Colorado
July 20, 1998








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